UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sidney Street Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to the terms of the collaboration and license agreement between Seres Therapeutics, Inc. (the “Company”) and Nestec Ltd. (“NHS”), dated January 9, 2016, the Company is entitled to receive a $20.0 million milestone payment from NHS following initiation of a SER-287 Phase 2 study and a $20.0 million milestone payment from NHS following the initiation of a SER-287 Phase 3 study. On November 1, 2018 the Company entered into a letter agreement with NHS that modified the collaboration and license agreement to address the current clinical plans for SER-287. The Company has designed a SER-287 Phase 2 study as a Phase 2b study that may potentially be a pivotal trial and is awaiting feedback from the U.S. Food and Drug Administration on this study design. Pursuant to the letter agreement, the Company and NHS agreed that following initiation of the SER-287 Phase 2b study, the Company is entitled to receive $40.0 million in milestone payments from NHS. The letter agreement also provides scenarios under which NHS’ reimbursement to the Company for certain Phase 3 development costs would be reduced or delayed depending on the outcomes of the SER-287 Phase 2b study.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: November 7, 2018	By:	/s/ Thomas J. DesRosier
Name: Thomas J. DesRosier
Title: Chief Legal Officer and Executive Vice President